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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RWD Technologies, Inc. (the "Company") pertaining to the RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan and the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan, of our report dated March 21, 2002, with respect to the financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                      /s/ Arthur Andersen LLP
                                      ---------------------------
                                      Arthur Andersen LLP

Baltimore, Maryland,
April 29, 2002